UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 9, 2007
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	91-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01         Other Events.

On or about October 1, 2007, MIV Therapeutics, Inc. (the "Company") was served, through delivery to its Nevada resident agent, with a Summons and Complaint for an action (the "Action") brought by Chimex Hong Kong Incorporated Limited, Vascore Scientific Co., Ltd. and Vascore Medical (Suzhou) Co., Ltd. (the "Plaintiffs") in New York state court against the Company and its officers and directors Alan P. Lindsay, Mark I. Landy and Patrick A. McGowan.

The Company was notified of the Summons and Complaint on October 9, 2007 and received the advise of counsel on October 11, 2007 respecting the service of the same.

The Complaint alleges breach of contract, fraud, fraudulent concealment, negligent misrepresentation, unjust enrichment and conspiracy claims in connection with the previously disclosed (by way of Current Report on Form 8-K dated August 31, 2007) termination by the Company of that certain "Equity Transfer Agreement", dated for reference effective on September 5, 2006 (the "Equity Transfer Agreement"), as previously entered into among the Company and the Plaintiffs.

The Company believes that this Action is improperly brought as any questions or matters in dispute with respect to the Equity Transfer Agreement are to be submitted to arbitration in Vancouver, British Columbia, Canada, pursuant to Article 9 of the Equity Transfer Agreement.

The Company intends to seek a stay of this Action pending arbitration in the appropriate forum, where the Company intends to vigorously defend itself.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.
DATE: October 12, 2007.	By: s/s "Patrick A. McGowan" _____________________________________ Patrick A. McGowan Secretary, Chief Financial Officer, Executive Vice President, Principal Accounting Officer and a director

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